UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2015

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800, Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

Clean Energy Fuels Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2015 in Newport Beach, California.  Of the 90,378,353 shares of common stock outstanding and entitled to vote at the Annual Meeting, 77,793,843 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 86.07%. The Company’s stockholders considered and voted on the following three proposals at the Annual Meeting:

(i)  The holders of the Company’s common stock elected nine nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2016 (or until a successor is duly elected and qualified) pursuant to the Company’s Bylaws and the applicable laws of the State of Delaware:

The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Andrew J. Littlefair	38,724,485	618,106	38,451,252
Warren I. Mitchell	37,768,491	1,574,100	38,451,252
John S. Herrington	34,866,154	4,476,437	38,451,252
James C. Miller III	35,483,784	3,858,807	38,451,252
James E. O’Connor	37,765,714	1,576,877	38,451,252
Boone Pickens	38,751,199	591,392	38,451,252
Stephen A. Scully	35,507,374	3,835,217	38,451,252
Kenneth M. Socha	37,705,668	1,636,923	38,451,252
Vincent C. Taormina	35,502,314	3,840,277	38,451,252

(ii) The holders of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The results of the voting were as follows:

VOTES FOR:	76,282,122
VOTES AGAINST:	920,287
VOTES ABSTAINED:	591,434

(iii) The holders of the Company’s common stock approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement in connection with the Annual Meeting.

The results of the voting were as follows:

VOTES FOR:	35,949,410
VOTES AGAINST:	2,595,461
VOTES ABSTAINED:	797,720
BROKER NON-VOTES:	38,451,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015		CLEAN ENERGY FUELS CORP.

	By:	/s/ Robert M. Vreeland
		Name:	Robert M. Vreeland
		Title:	Chief Financial Officer